EXHIBIT 99.1
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Name:	Copy No.:

Dated May 2, 2008
MINRAD INTERNATIONAL, INC.
8% Senior Secured Convertible Notes due 2011
THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM MAY NOT BE SHOWN OR GIVEN TO ANY PERSON OTHER THAN THE PERSON WHOSE NAME APPEARS ABOVE AND MAY NOT BE PRINTED OR REPRODUCED IN ANY MANNER WHATSOEVER. FAILURE TO COMPLY WITH THIS DIRECTIVE CAN RESULT IN A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING REGULATION FD. ANY FURTHER DISTRIBUTION OR REPRODUCTION OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, IN WHOLE OR IN PART, OR THE DISCLOSURE OF ANY OF ITS CONTENTS BY AN OFFEREE IS UNAUTHORIZED.
Lehman Brothers Inc.
as Placement Agent
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
May 2, 2008
By accepting the information contained within this confidential private placement memorandum, the recipient acknowledges its express agreement with Minrad International, Inc. and the placement agent to maintain in confidence such information. Minrad International, Inc. and the placement agent have caused these materials to be delivered to you in reliance upon your agreement to maintain the confidentiality of this information.
MINRAD INTERNATIONAL, INC.

8% SENIOR SECURED CONVERTIBLE NOTES DUE 2011

PRIVATE PLACEMENT
TO SELECTED
ACCREDITED INVESTORS ONLY

     Minrad International, Inc. (“Minrad International,” “we” or “us”) is offering to sell $40,000,000 aggregate principal amount of 8% Senior Secured Convertible Notes due 2011 (the “Offered Notes”). Only selected investors who qualify as “accredited investors” as defined in this confidential private placement memorandum are eligible to receive a copy of this confidential private placement memorandum and purchase these convertible notes. This confidential private placement memorandum has been prepared by us.
     This offer is subject to a number of closing conditions, which include:
•	execution of a purchase agreement in substantially the form accompanying this confidential private placement memorandum (the “Purchase Agreement”); and

•	approval of certain legal matters.
     OUR COMMON STOCK IS TRADED ON THE AMERICAN STOCK EXCHANGE UNDER THE SYMBOL “BUF.” HOWEVER, NEITHER THE OFFERED NOTES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES OFFERED BY THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. THIS OFFER IS BEING MADE PURSUANT TO THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT AND REGULATION D PROMULGATED THEREUNDER. ACCORDINGLY, NEITHER THE OFFERED NOTES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES MAY BE TRANSFERRED BY YOU IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SECURITIES ACT OR EVIDENCE ACCEPTABLE TO US AND OUR COUNSEL, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT REGISTRATION IS NOT REQUIRED.
     THE NOTES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OF ANY JURISDICTION, NOR HAS THE SEC OR SUCH SECURITIES REGULATORY AUTHORITY PASSED UPON THE ADEQUACY OR ACCURACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANYONE IN ANY STATE OR ANY OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.
     THE PURCHASE OF OUR NOTES ENTAILS A NUMBER OF VERY SIGNIFICANT RISKS. SEE “RISK FACTORS” ON PAGES 19 THROUGH 34 HEREIN AND “IMPORTANT CONSIDERATIONS” ON PAGES 1 THROUGH 6 HEREIN. BECAUSE OF THESE RISKS, YOU SHOULD INVEST YOUR FUNDS ONLY IF YOU ARE ABLE TO BEAR THE FULL RISK, AND WITHSTAND THE TOTAL LOSS, OF YOUR ENTIRE INVESTMENT.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

1	Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007 filed with the SEC on April 21, 2008

2	Form of Purchase Agreement

3	Form of Notes (Exhibit A to the Purchase Agreement)

4	Form of Registration Rights Agreement (Exhibit B to the Purchase Agreement)

5	Form of Security Agreement (Exhibit C to the Purchase Agreement)

6	Form of Mortgage (Exhibit D to the Purchase Agreement)

7	Form of Guarantees (Exhibit E to the Purchase Agreement)

8	Form of Irrevocable Transfer Agent Instructions (Exhibit F to the Purchase Agreement)

9	Form of Opinion of Company’s Counsel (Exhibit G to the Purchase Agreement)

10	Summary Instruction Sheet for Purchaser

11	Minrad International, Inc. Questionnaire
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
i

     You are hereby entitled to rely only on the information contained in this confidential private placement memorandum, including the exhibits attached hereto and made a part hereof, and the information incorporated by reference herein. Such information is accurate only as of the date on the front cover of this confidential private placement memorandum or, with respect to exhibits which have been incorporated by reference, as of the date specified therein. Our business, financial condition and prospects may have changed since such date. Neither the Placement Agent nor any other person has been authorized to provide you with different or additional information. No offer is being made to sell our convertible notes or the shares of Common Stock issuable upon conversion of the notes in any jurisdiction where the offer or sale is not permitted. Neither we nor the Placement Agent intend to update or otherwise revise this confidential private placement memorandum following its distribution, and recipients of this confidential private placement memorandum should not expect us or the Placement Agent to do so, except that we incorporate by reference into this confidential private placement memorandum any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of this offering. Prospective investors are urged to conduct an independent investigation and evaluation of Minrad International, Inc. and the proposed transaction.
     We provide EBITDA (earnings before interest expense, taxes, depreciation, amortization and other non-cash items) and CAGR (compound annual growth rate) information, which are not terms recognized under generally accepted accounting principles, as guides to the operating performance of the Company. Stock based compensation is included in non-cash items for the purpose of calculating EBITDA. EBITDA and CAGR, as calculated by the Company, may not be comparable to calculations of similarly titled items reported by other companies.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
ii

IMPORTANT CONSIDERATIONS
     We intend that this offering of our convertible notes be made only to accredited investors purchasing in the ordinary course of their business for their own account for investment and not with a view to, or in connection with any arrangements or understandings regarding, any subsequent distributions. An “accredited investor,” as used in this confidential private placement memorandum, is a person defined as an “accredited investor” in Rule 501(a) under the Securities Act.
     We have requested Lehman Brothers Inc., which is acting as the Placement Agent for this offering, to introduce us to qualified accredited investors as determined by us. Lehman Brothers Inc. is not entitled to make any representations to you nor are they authorized to execute any documents on our behalf or bind us in any way. Lehman Brothers Inc.’s fee for services provided in connection with this offering will be payable by us based on the aggregate proceeds from this offering. All inquiries regarding this offering should be directed to Lehman Brothers Inc.
     Lehman Brothers Inc. is furnishing this confidential private placement memorandum on our behalf solely for the consideration of prospective investors who have the knowledge and experience in financial and business matters and the capability to conduct their own due diligence investigation and evaluation in connection with the investment described herein.
     Lehman Brothers Inc. shall receive a customary fee in connection with the sale of the our Notes in this offering.
     The material presented in this confidential private placement memorandum contains the subjective views of our management. There can be no assurance that management’s views or any forward-looking statements included herein are or will be accurate. Industry experts may disagree with these assumptions and with management’s view of the market and our prospects.
     We have prepared this confidential private placement memorandum solely for the benefit of accredited investors interested in this offering of our convertible notes. The information contained in this confidential private placement memorandum is strictly confidential and has been prepared in part from our publicly available documents. You agree to use this information for the sole purpose of evaluating a possible investment in our convertible notes and the shares into which they are convertible and for no other purpose. YOU ARE PROHIBITED FROM REPRODUCING OR DISTRIBUTING THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, IN WHOLE OR IN PART, OR DIVULGING ANY OF ITS CONTENTS, WITHOUT OUR PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE WITHHELD IN OUR SOLE AND ABSOLUTE DISCRETION. FURTHER, THE EXISTENCE AND NATURE OF ALL CONVERSATIONS REGARDING US AND THIS OFFERING MUST BE KEPT STRICTLY CONFIDENTIAL. You should be aware that the federal securities laws impose restrictions on trading based on information regarding this offering or any information contained in this confidential private placement memorandum. In addition, unauthorized disclosure of this information may cause us to violate Regulation FD.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

     The delivery of this confidential private placement memorandum constitutes an offer only to the offeree who receives a copy of this confidential private placement memorandum from the Placement Agent. We may withdraw, cancel or modify this offering of our convertible notes at any time and without prior notice.
     By acceptance of this confidential private placement memorandum, you agree to promptly return to the Placement Agent or to us this memorandum and the purchase agreement and any other documents or information furnished by or on behalf of the placement agent or us if you elect not to purchase our securities.
     This confidential private placement memorandum does not purport to be all-inclusive or to contain all the information that you may desire in investigating us. You should conduct and rely on your own evaluation of us and the terms of this offering, including the merits and risks involved, in making an investment decision with respect to our convertible notes and the shares of Common Stock issuable upon conversion of the notes.
     You should not construe the contents of this confidential private placement memorandum as investment, tax or legal advice. This confidential private placement memorandum, as well as the nature of the investment in the convertible notes and the shares of Common Stock issuable upon conversion of the notes, should be reviewed by you, your investment, tax or other advisors, and your accountants and legal counsel. Please note that when we refer to “this confidential private placement memorandum,” we also are referencing all attached exhibits and their appendices and all information incorporated by reference herein or therein.
     This confidential private placement memorandum does not constitute an offer to sell or a solicitation of an offer to buy any of our convertible notes in any state or other jurisdiction or to any person if such an offer or solicitation is unlawful or unauthorized. Offers to sell or solicitations of an offer to buy any of these convertible notes will be made only after prospective investors have had an opportunity to perform their own due diligence investigations.
     This confidential private placement memorandum includes the form of purchase agreement for the offered convertible notes and certain other documents concerning us. You are strongly encouraged to read these documents before purchasing the convertible notes offered by this confidential private placement memorandum.
     We reserve the right to reject any prospective investment, in whole or in part, or to allot to any prospective investor less than the aggregate principal amount of convertible notes that such investor desires to purchase.
     Neither the delivery of this confidential private placement memorandum nor any sales made under it shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this confidential private placement memorandum, or that the information contained in it is correct as of any time subsequent to the date of this confidential private placement memorandum.
     In recognition of the fact that investors, even though purchasing these convertible notes and the shares of Common Stock issuable upon conversion of the Notes for investment, may
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

wish to be legally permitted to sell their convertible notes and the shares of Common Stock issuable upon conversion of the notes when they deem appropriate, we have agreed to grant the investors certain registration rights. We will agree to prepare and file a registration statement on Form S-1 with respect to the resale of those shares from time to time with the SEC within forty five (45) days after the closing. We will also agree to use our reasonable efforts to have such resale registration statement declared effective by the SEC within seventy five (75) days after the closing of this offering if the registration statement is not reviewed by the SEC or one hundred and five (105) days after the closing of this offering if the registration statement is reviewed by the SEC. Liquidated damages of 0.0333% of the principal amount of the Notes to which the registrable securities included on such registration statement relate per day will be payable in cash to holders of the Notes in the event that these filing and effectiveness milestones are not achieved by the dates provided.
     We will also agree to prepare and file such amendments and supplements to the resale registration statement as may be necessary to keep it effective until the earlier of:
•	the passage of two years from the effective date of the resale registration statement;

•	the date on which investors that purchase Notes in this offering may sell all of their shares issuable upon conversion of the Notes, without any restriction as to the number of shares that may be sold as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) promulgated under the Securities Act no longer applies to the sale of such shares without registration; or

•	such time as all such shares have been sold pursuant to the resale registration statement.
     We expect that the resale registration statement will provide for the following plan of distribution with respect to the shares of our Common Stock acquired in this offering: the shares of our Common Stock acquired in this offering may be sold from time to time by the investors, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares of our Common Stock acquired in this offering may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the resale registration statement; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) transactions between sellers and purchasers without a broker/dealer. In addition, any securities covered by the resale registration statement which qualify for sale pursuant to Rule 144 of the Securities Act, may be sold under Rule 144 rather than pursuant to the resale registration statement. From time to time the investors may engage in short sales entered into after the effective date of the registration statement, short sales
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

versus the box, puts and calls and other transactions in securities of Minrad International, Inc. or derivatives thereof, and may sell and deliver the shares in connection therewith.
     In effecting sales, brokers or dealers engaged by the investors may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from investors in amounts to be negotiated immediately prior to the sale. The investors and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act, and a portion of any proceeds of sales and discount, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Securities Act.
     We will not receive any of the proceeds from the sale of the shares registered through the resale registration statement. We will pay all costs, expenses and fees in connection with the resale registration statement and shall pay the reasonable expenses of investors including fees of counsel or other advisors to investors incurred in connection with the registration, filing or qualification pursuant to the registration statement up to an aggregate of $10,000 for each registration statement required to be filed. We will not pay underwriting discounts, brokerage commissions and similar selling expenses relating to the sale of the registered shares.
     Notwithstanding the filing of the resale registration statement, you may not be able to sell shares acquired through this offering during certain periods where we must suspend the use of the prospectus forming a part of the resale registration statement until such time as an amendment to the resale registration statement has been filed by us and declared effective by the SEC, or such time as such prospectus has been supplemented, or until such time as we have filed an appropriate report with the SEC pursuant to the Exchange Act. By executing the purchase agreement, you also are agreeing to indemnify us against certain liabilities.
     The completion of the purchase and sale of the offered shares will take place concurrently with or shortly after the execution of the purchase agreement by us and each of the investors.
     We have prepared a purchaser’s questionnaire for each investor to complete requesting certain information regarding such investor. The questionnaire is attached as Exhibit 11 to this memorandum. You must complete the questionnaire when you execute the purchase agreement. We will utilize the questionnaire to confirm the accuracy of the statements as to each investor in the prospectus forming a part of the resale registration statement, including the information in the sections to be entitled “Selling Stockholders” and “Plan of Distribution.” You may be deemed an “underwriter” as that term is defined in the Securities Act. Underwriters have statutory responsibilities as to the accuracy of any prospectus used by them.
     The convertible notes, and until such time as the shares to be issued upon conversion of the notes are registered, the shares to be issued to the investors upon conversion of the convertible notes will be issued with a legend on them stating that the shares have not been registered under the Securities Act and, therefore, cannot be sold unless they are registered under the Securities Act or unless an exemption from registration is available and we and our counsel
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

approve the sale. Each investor undertakes in the purchase agreement that, if the conversion shares are resold, they will be resold in accordance with the resale registration statement.
     You may satisfy the prospectus delivery requirement by disclosing to a selling broker the existence of the requirement to sell the shares in accordance with the resale registration statement covering the shares and making arrangements with such broker to deliver a current prospectus in connection with any such sale. Upon receipt of a written request therefor, we have agreed to provide a reasonable number of current prospectuses to each investor and to supply a reasonable number of copies to any other parties requiring such prospectuses.
     This confidential private placement memorandum is summary in nature and should be read in conjunction with:
•	our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007 filed with the SEC on April 21, 2008 (excluding “Risk Factors” set forth therein); and

•	the purchase agreement to be entered into by the investors.
     All of these documents are attached to, and are a part of, this confidential private placement memorandum. We also incorporate by reference into this confidential private placement memorandum any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of this offering and you should read this confidential private placement memorandum in conjunction with any such future filings. Any information that we have furnished to the SEC shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference herein or in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.
     No person has been authorized to give any information other than that contained in this confidential private placement memorandum, or to make any representations in connection with this offering, and, if given or made, such other information or representations must not be relied upon as having been authorized by us or the Placement Agent. We and the Placement Agent disclaim any and all liabilities for representations or warranties, express or implied, contained in, or omissions from, this confidential private placement memorandum or any other written or oral communication or transmission made available to the recipient.
     You will be entitled to rely solely on those representations and warranties that may be made to you in the purchase agreement relating to your purchase of the shares offered by this confidential private placement memorandum. However, no representation, warranty or covenant, express or implied, is made to you by the Placement Agent and no responsibility of any kind as between the investors and the Placement Agent is accepted by the Placement Agent, with respect to the completeness or accuracy of any information contained in this confidential private placement memorandum or as to any other matter concerning it or the statements made in it. The accuracy of such information is solely our responsibility.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

     We reserve the right to increase or decrease the number of securities covered by the offering and to determine whether or not to sell securities, and the number of securities to be sold, in our sole discretion, to any person.
     We have agreed to indemnify Lehman Brothers Inc. and its controlling persons, affiliates, directors, officers, employees and agents against certain liabilities arising in connection with the offering, or to contribute to payments they may be required to make in respect thereof.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

NOTICE TO ALL PURCHASERS
     NEITHER THE OFFER AND SALE OF OUR NOTES NOR THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES HAVE BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF US AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NEITHER OUR NOTES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES HAVE BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     THE NOTES AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE PURCHASE AGREEMENT AND THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MUST BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SUMMARY OF OFFERING
Senior Secured Convertible Notes Due 2011

Issuer	Minrad International, Inc.

Issue	8% Senior Secured Convertible Notes due 2011 (the “Notes”).

Aggregate Principal Amount	$40,000,000, in $1,000 denominations and integral multiples thereof.

Purchase Price	100%.

Exclusive Placement Agent	Lehman Brothers Inc.

Interest	8% per annum, payable in arrears at the end of each quarterly period of each year, commencing June 30, 2008, calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest will be payable in cash. After the occurrence and during the continuation of an Event of Default, the interest rate in effect shall increase by 3%.

Use of Proceeds	The Company shall use the net proceeds from the private placement of the Notes to (i) retire approximately $15 million of previously incurred indebtedness provided by Laminar Direct Capital L.P. and (ii) working capital and for general corporate purposes.

Maturity Date	Three years from the date of issue. Principal payments and interest due at maturity will be payable in cash.

Common Stock Outstanding as of April 25, 2008	48,872,792 shares, excluding 16,145,746 shares of Common Stock issuable upon exercise of stock options and warrants outstanding (of which 10,273,835 warrants were immediately exercisable at an average exercise price of $2.16 and 2,637,911 options were exercisable at an average exercise price of $2.52).
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

AMEX Trading Symbol of our Common Stock	“BUF”

Ranking	The Notes will be senior secured obligations of the Company, ranking pari passu in right of payment with all other senior secured debt of the Company.

Security	The Notes will be secured by a first priority lien on all of the assets of the Company, except (i) the lien on the Company’s owned real property shall be second and subordinate to a mortgage lien held by the Pennsylvania Industrial Development Authority, which secures indebtedness which had a principal balance outstanding on April 1, 2008 of $753,746.59, (the “PIDA Loan”) (ii) the lien on certain tanks located at the Company’s owned real property shall be subject and subordinate to a lien held by the Commonwealth of Pennsylvania acting by and through the Department of Community and Economic Development, which secures indebtedness which had a principal balance outstanding on April 1, 2008 of $1,110,103.62 (the “MELF Loan”), and (iii) the Company will pledge a 65% interest in the equity securities of its non-U.S. subsidiaries. The Company is also permitted to obtain senior secured indebtedness in an amount not to exceed $10,000,000, which may be secured by a first priority lien on accounts receivable and inventory of the Company and its Subsidiaries. The liens securing the Notes are required to be subordinated to the lien on accounts receivable and inventory securing such senior secured indebtedness.

Guarantors	Each domestic subsidiary of the Company.

Optional Conversion	The Notes, including accrued interest, may be converted at any time prior to maturity, at the option of the holder, into shares of Common Stock at an initial conversion price equal to $2.65 provided that each holder’s right to conversion shall be limited to the extent that such holder would beneficially own more than 9.99% of the Company’s Common Stock or if the issuance of conversion shares would exceed the number of shares of Common Stock that the Company may issue without breaching the rules and regulations of the American Stock Exchange.
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Authorized Shares	The Company will reserve from its duly authorized Common Stock 130% of the maximum number of shares of Common Stock initially issuable upon conversion of the Notes.

Redemption Right Upon Liquidation or Failure to Remain Listed	In the event of (i) an involuntary or voluntary liquidation, dissolution, or winding up of the Company or (ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five consecutive trading days or for more than an aggregate of 15 trading days in any 365-day period, then upon any such event, each holder, at its option, will be entitled to receive an amount equal to 110% of the aggregate principal amount of the Notes, plus accrued but unpaid interest thereon, to but excluding the date of redemption.

Effect of Change of Control	In the event of a change of control, the Company will cause the Notes to be assumed by an acquirer, provided certain conditions are met, or at its option, redeem the Notes at the greater of (i) 120% of the aggregate principal amount of the Notes being redeemed, plus accrued but unpaid interest thereon, to but excluding the date of redemption or (ii) a price equal to the fair value of consideration a Note holder would have received in the transaction if the holder had converted prior to the change of control (the “Change of Control Redemption Price”). In the event of a change of control, each holder will have the right to require the Company to redeem its Notes at the Change of Control Redemption Price.

Board of Director Representation	As long as it owns at least $10 million in principal amount of Notes, LB I will be granted the right to have one representative nominated for election to the Company’s board of directors at every annual meeting of the stockholders of the Company after the Company’s annual meeting to be held May 14, 2008. At any time between May 14, 2008 and 30 days before the Company’s annual meeting to be held in 2009, LB I may send notice to the Company requiring it to take all such actions necessary to have one representative of LB I appointed to the Company’s board of directors. At any time that LB I does not have a representative serving on the board of directors, one of its representatives will be granted observer rights.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Registration Rights	The Company will use its commercially reasonable efforts to file a registration statement on Form S-3 relating to the resale of the Common Stock issuable upon conversion of the Notes (the “Registration Statement”) within 45 days after the closing date and use its commercially reasonable efforts to have such Registration Statement declared effective by the Securities and Exchange Commission (the “SEC”) as soon as practicable thereafter but in any event no later than (i) 75 days after the closing date in the event that the Registration Statement is not reviewed by the staff of the SEC, or (ii) 105 days after the closing date, in the event that the Registration Statement is so reviewed. Such Registration Statement will register only the resale of the Common Stock issuable upon conversion of the Notes and no other securities. Liquidated damages of .0333% of the principal amount of the Notes per day will be payable in cash to holders of the Notes in the event these filing and effectiveness milestones are not achieved by the dates provided.

Anti-Dilution Adjustments	Subject to certain specified exclusions set forth in the Notes, the conversion price of the Notes will be subject to full ratchet anti-dilution protection in the event that the Company issues, or is deemed to issue, equity at a purchase price less than the then current conversion price. The conversion price will also be subject to proportionate adjustments for stock splits, stock dividends, recapitalizations, combinations and similar events, for issuances to stockholders generally of warrants, rights and other assets of the Company, and for certain above-market self-tender offers.

Notwithstanding the foregoing, as specifically set forth in the provisions of the Notes, the conversion
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

price of the Notes shall not be subject to specified anti-dilution protection in connection with any shares of Common Stock issued or issuable by the Company:

	•	in connection with any grants of securities or options to employees or directors pursuant to any stock plan approved by the stockholders of the Company;

	•	upon conversion of the Notes;

	•	pursuant to any bona fide firm commitment underwritten public offering with a nationally recognized underwriter, which generates gross proceeds to the Company in excess of $30,000,000;

	•	upon conversion of any options or convertible securities outstanding prior to the date of the purchase agreement; and

	•	to unrelated third parties in connection with bona fide, strategic transactions, joint ventures, collaborations, licenses of products or technology or similar transactions approved by the Board of Directors, provided that the primary purpose of such issuance is not to raise equity capital.

Any adjustments to the conversion price of the Notes resulting from price-based events will be limited such that the minimum conversion price shall not be below the sum of $.01 plus the market price of the Common Stock (as defined under AMEX Rules) on the date of the execution of the definitive purchase agreement for the Notes.

Events of Default		Upon the occurrence of an Event of Default, a holder may require the Company to redeem its Notes at a price equal to the greater of (i) 120% of the amount to be redeemed (or 100% of the amount to be redeemed if such default relates to a bankruptcy of the Company), or (ii) an amount equal to the amount to be redeemed divided by the then applicable conversion price, multiplied by the greatest closing sale price of the Company’s stock during the period beginning on the date
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Each of the following events shall constitute an “Event of Default”:

i) the failure of the Company to have a registration statement for resale of the Notes and shares of Common Stock issuable upon exercise of the Notes declared effective within 60 days of the date required by the Registration Rights Agreement

ii) the failure of the Company to convert the Notes into shares of Common Stock upon exercise of a holder’s conversion right and such failure continues for 5 trading days;

iii) the Company’s failure to pay to the holder any amount of principal, interest or other amounts when and as due under the Notes;

iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law against the Company or any of its Subsidiaries (as defined in the Notes);

v) (A) any payment default occurs past any applicable grace period under any indebtedness in excess of $5,000,000 or (B) other default occurs under any indebtedness in excess of $5,000,000 that results in a redemption of or acceleration prior to maturity of such indebtedness;

vi) the Company breaches, in any material respect, any material representation, warranty, covenant or agreement in any Transaction Document (as defined in the Notes), except, in the case of a breach of a covenant or agreement in any Transaction Document which is curable, only if such breach continues for a period of at least ten consecutive business days after receipt of notice; and

vii) a final judgment for the payment of money aggregating in excess of $5.0 million is rendered against the Company and is not, within 90 days after the entry thereof, bonded, discharged or stayed pending appeal, or is not discharged within 90 days after the expiration of such stay.
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viii) any provision of the Security Documents shall cease to be valid binding and enforceable or if the liens securing the Notes shall cease to be first priority liens, except to the extent permitted by the terms of the Note.

Trading Restrictions	Purchasers of the Notes will agree in the purchase agreement not to disclose any confidential information or trade any of the Company’s securities until the Company has publicly disclosed the offering and any material, non-public information contained in this Memorandum. The Company will announce the transaction and disclose any material, non-public information contained in this Memorandum by filing a Current Report on Form 8-K to that effect by 8:30AM New York Time on the next business day following the signing of the definitive purchase agreement for the Notes.

Covenants	The Notes will contain customary affirmative and negative covenants for securities of this nature, including but not limited to limitations on incurring indebtedness (including certain indebtedness that would cause the Company to exceed the applicable Leverage Ratio set forth in the Limitations on Indebtedness Schedule), incurring liens, restricted payments, stock repurchases and use of proceeds, a minimum EBITDA requirements for specified 12 month periods and a minimum gross margin requirement for the first fiscal quarter of 2008.
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Limitations on Indebtedness Schedule	So long as any Notes remain outstanding, the Company shall not incur certain indebtedness such that the ratio of Debt to last twelve-month EBITDA (the “Leverage Ratio”) would exceed the limits set forth below.

Limitations on Indebtedness Schedule

Period Ending Maximum Leverage Ratio

	12/31/08	4.00 to 1

	3/31/09	3.90 to 1

	6/30/09	3.75 to 1

	9/30/09	3.60 to 1

	12/31/09	3.50 to 1

3/31/10 and thereafter 3.25 to 1

Placement Procedure	Purchasers will be asked to execute a purchase agreement in customary form with the Company. The closing date of the offering is expected to occur immediately after, or within three business days, after signing.

Lock-up	Until the later of (i) 90 trading days after the closing date and (ii) 30 days after the earlier of (x) the initial effectiveness of the registration statement registering the resale of the common stock issuable upon conversion of the Notes and (y) such time that all of the Notes and conversion shares can be sold without restriction or limitation pursuant to Rule 144 (the “Lock-up Period”), the Company shall not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the 1934 Act, except for the sale of a limited number of shares of Common Stock in connection with the exercise of certain options expected to expire during the Lock-up Period.
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Participation Rights	Subject to certain specified exclusions set forth in the Purchase Agreement, for a period of 2 years from the closing date, each Note purchaser will have a right to acquire its pro-rata share of up to 30% of any securities offered by the Company in a private offering. Note purchasers shall have a right of over-subscription for any such securities other Note purchasers do not elect to purchase in the private offering.

Closing Conditions	Closing of the offering is subject to the satisfaction of customary closing conditions including, among others, receipt by the purchasers of a customary opinion from our outside legal counsel. The closing conditions will be set forth in the definitive purchase agreement.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This confidential private placement memorandum (together with any amendments or supplements hereto and any other information that may be furnished to you by us) contains certain “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) based on our current expectations, assumptions, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and variations of such words and other similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors described more fully (i) under the heading “Risk Factors” on page 21 of this confidential private placement memorandum and (ii) elsewhere in this confidential private placement memorandum. Such forward-looking statements include, but are not limited to:
•	our limited operating history and business development associated with being a growth stage company;

•	our need to obtain future funding through equity or debt financings;

•	our dependence on key personnel;

•	our need to attract and retain technical and managerial personnel;

•	our ability to execute our business strategy;

•	our dependence on strategic partnerships;

•	intense competition with established leaders in the medical devices industry;

•	our reliance on third party suppliers;

•	our exposure to product liability claims resulting from the use of our products;

•	our exposure to unanticipated and uncontrollable business interruptions;

•	changes in international economic, political and regulatory conditions, interest rates and currency movements;

•	the costs and effects of complying with changes to existing laws and regulations;

•	the effect of failing to receive regulatory approval for new and existing products;
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•	the costs and effects of complying with laws and regulations relating to the environment and to the manufacture, storage, distribution and regulation of our products;

•	our ability to successfully complete the integration of any future acquisitions;

•	our ability to project the market for our products based upon estimates and assumptions;

•	our ability to achieve and maintain adequate internal controls necessary to comply with regulations governing financial reporting;

•	our ability to protect our intellectual property and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by a third party; and

•	our ability to protect, and build recognition of, our trademarks and tradenames.
     All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements set forth in the Risk Factors and elsewhere in this confidential private placement memorandum. Investors are cautioned not to place undue reliance on forward-looking statements contained herein, which relate only to events and information known as of the date on which the statements are made. Except for filings which are made prior to the termination of this offering and are incorporated by reference, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
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INFORMATION INCORPORATED BY REFERENCE
     We are subject to the informational and reporting requirements of the Exchange Act, under which we file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room.
     We are incorporating by reference into this confidential private placement memorandum the documents listed below that we have filed with the SEC:
•	our Annual Report on Form 10-KSB\A for the fiscal year ended December 31, 2007 (excluding “Risk Factors” set forth therein).
     We incorporate by reference into this confidential private placement memorandum any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of this offering. This means that we can disclose important business, financial and other information in this confidential private placement memorandum by referring you to the publicly filed documents containing this information. All information incorporated by reference is part of this confidential private placement memorandum, unless and until that information is updated and superseded by the information contained in this confidential private placement memorandum or any information later incorporated. Any statement contained in a document incorporated by reference in this confidential private placement memorandum shall be deemed to be modified or superseded for purposes of this confidential private placement memorandum to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this confidential private placement memorandum. Any information that we have furnished to the SEC shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference herein or in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.
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     Purchasers may request a copy of our public filings at no cost by writing or calling us, or you may view a copy by visiting our website (by clicking on “Investor Information” and “SEC Filings”), each at the following address:
Minrad International, Inc.
50 Cobham Drive, Orchard Park
New York 14127
Attn: Charles R. Trego, Jr.
Chief Financial Officer
(716) 855-1068
http://www.minrad.com
     We have not incorporated by reference into this confidential private placement memorandum the information contained in our website, and you should not consider it part of this confidential private placement memorandum. Our website is included in this document as an inactive textual reference only.
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RISK FACTORS
     Investing in our Common Stock involves a high degree of risk. In addition to the other information in this confidential private placement memorandum and the information incorporated by reference herein, you should carefully consider the risks described below before purchasing our Common Stock. If any of the following risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our Common Stock could decline, and you could lose all or part of your investment.
     The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.
     Risks Related to Our Business
     We are currently in a growth stage and may experience setbacks in both business and product development.
     We are subject to all of the risks inherent in both the creation of a new business and the development of new and existing products. As a growth-stage company, our cash flows may be insufficient to meet expenses relating to our operations and the growth of our business, and may be insufficient to allow us to develop new and existing products. We currently manufacture and market generic inhalation anesthetics and recently launched our SabreSourceTM system, our second generation real-time image guidance system. We also are developing a drug/drug delivery system for conscious sedation. We do not know if these products will be successful over the long term.
     We may need additional capital to fulfill our business strategies. We may also incur unforeseen costs. Failure to obtain such capital would adversely affect our business.
     We will need to expend significant capital in order to expand our anesthetic and analgesic market share, develop our image guidance product markets and conscious sedation system, and expand our global distribution networks. In addition, if we are successful in expanding the breadth and penetration of our markets, we may need to increase our manufacturing capacity beyond our recent expansion. A critical element of our strategy is to leverage the cash flow we expect to generate from our core inhalation anesthetic business to develop and commercialize complementary, proprietary interventional pain management products. If our cash flows from operations are insufficient to fund our expected capital needs, or our needs are greater than anticipated, we will be required to raise additional funds in the future through private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all. If we borrow additional funds, we likely will be obligated to make periodic interest or other debt service payments and may be subject to
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additional restrictive covenants. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures and acquisitions, selling assets or downsizing or restructuring our operations. If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock, and our stockholders may suffer significant dilution.
     We have failed to perform obligations under the terms of agreements to which we are a party and may fail to perform contractual obligations in the future, which could result in acceleration of our obligations under those agreements, termination of the agreements or our being sued for damages.
     We have failed to meet certain obligations under the terms of agreements to which we are a party. We have failed to pay rent and expense payments to the landlord for our Orchard Park, New York facility in the amount of approximately $161,414.51 and we failed to deliver monthly financial statements and register shares underlying warrants within the time periods required by the terms of our agreements with Laminar Direct Capital L.P. As a result of the failure to file the registration statement, we currently owe Laminar Direct Capital L.P. approximately $144,000 in liquidated damages. Liquidated damages will continue to accrue until we have filed the registration statement. In addition, if we do not cure the defaults or the other parties to the agreements do not waive them or agree to forbear the exercise of their remedies until we can cure them, the agreements, including the lease, could be terminated, we could be sued for and required to pay damages and our obligations under our credit facility could be accelerated and the security interests securing it could be foreclosed. We also permitted a lien to be filed securing our obligations to Laminar Direct Capital L.P. without obtaining consent from the holders of the PIDA Loan and the MELF Loan, as required by the terms of those loans. JJ White, Inc. has commenced an action against us seeking damages of $489,387.50 alleging we are in breach of our contract with them because of our failure to make payments under our contract with them.
     The loss of the services of key personnel would adversely affect our business
     Our future success depends to a significant degree on the skills, experience and efforts of our senior management team and certain key individuals. The loss of the services of the aforementioned personnel would be detrimental to the execution of our business strategy.
     The loss of distribution partners or their failure to meet minimum purchasing requirements for sales of our products could negatively affect our projected sales.
     We depend heavily on our distribution partners to sell our products. Generally our distribution partners are granted the exclusive right to sell our products in their territories, provided that they meet certain purchasing minimums. The markets in which our distributors sell our products are highly competitive, and a number of our distributors may not be well capitalized or may focus their limited sales and marketing resources on distributing other products unrelated to our products. Accordingly, our distribution partners may fail to meet their minimum purchasing requirements, and we may have limited recourse in arranging for alternative distribution of our products upon any failure to meet such requirements. In addition,
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a number of agreements with our distribution partners may provide for long payment terms which may increase our financial risk.
     Some of our distribution partners hold registrations for our products in their territories. The loss of any one of these distribution partners holding registrations for our products in their territories could negatively affect our projected sales since no other distributor would have the necessary registrations for that territory. If we were not able to find a replacement or if we were delayed in finding a replacement, our sales would decrease until we found a replacement or obtained a registration for our products in that territory.
     We face competition in our industry, and many of our competitors have substantially greater experience and resources than we do.
     We compete with other companies within the image guidance market, many of which have more capital, more extensive research and development capabilities and greater marketing and human resources than we do. Some of these image guidance competitors include Medtronic, Inc., Stryker Corporation, and BrainLab, Inc., marketed by the Depuy Acromed division of Johnson & Johnson. In the image guidance market, radiation exposure from fluoroscopy and the need for accuracy in interventional procedures are well-recognized concerns. As a result, present fluoroscope manufacturers, radiological suppliers, biopsy vendors and suppliers of minimally-invasive medical devices may be already engaged in research and product development to address these concerns or may become engaged in these areas of research and product development in the future. We expect competition to increase as technological advances are made and commercial applications broaden.
     Similarly, in the anesthesia and analgesia market, we directly compete with larger and more established companies, such as Abbott Laboratories, or Abbott, and Baxter International, or Baxter, that have more capital, more extensive research and development capabilities and greater marketing and human resources than we do.
     Our competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop, or they may develop proprietary positions that prevent us from being able to successfully commercialize new products or processes that we develop. As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical.
     We are dependent upon sales outside the United States, which are subject to a number of risks.
     Our future results of operation could be harmed by risks inherent in doing business in international markets, including:
•	Unforeseen changes in regulatory requirements;

•	Weaker intellectual property rights protection in some countries;
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•	New export license changes in tariffs or trade restrictions;

•	Political and economic instability in our target markets; and

•	Greater difficulty in collecting receivables from product sales.
     We rely upon third-party manufacturers and suppliers, which puts us at risk for supplier business interruptions.
     We believe that success in our real-time image guidance product line depends in part on our ability to retain third parties to sub-assemble our products in accordance with established quality and cost standards in sufficient quantities and in a timely manner. We have no written agreements with these suppliers. Third-party manufacturers may not perform as we expect. If third-party manufacturers fail to perform, our ability to market products and to generate revenue would be adversely affected. Our failure to deliver products in a timely manner could lead to customer dissatisfaction and damage our reputation, cause customers to cancel existing orders and to stop doing business with us.
     The third-party manufacturers and suppliers that we depend on to manufacture our products are required to adhere to FDA regulations regarding current good manufacturing practices, or cGMP, and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by ourselves, the FDA and comparable agencies in other countries. Our third-party manufacturers’ and suppliers’ failure to comply with cGMP and other regulatory requirements could result in actions against them by regulatory agencies and jeopardize our ability to obtain parts to sub-assemble into our real-time image guidance products on a timely basis.
     We rely upon a single manufacturing facility for the majority of our revenue
     The majority of our revenue for 2007 and anticipated revenue for future periods is from products manufactured at our Bethlehem facility. The loss of this facility on either a temporary or permanent basis could result in significant risk to the business and our inability to meet current and future demand for our products.
     We may face future product liability claims relating to the use of our products.
     We are subject to potential product liability claims relating to our anesthesia and analgesia and real-time image guidance line of products. We currently maintain product liability insurance with coverage limits of $5 million for each occurrence, and in the aggregate, annually. This coverage and any coverage obtained in the future may be inadequate to protect us in the event of a successful product liability claim, and we may not be able to increase the amount of such insurance coverage or even renew it. Our insurance does not cover, and we are not aware of any suitable insurance that would cover, product liability claims for any of our products undergoing clinical trials. A successful product liability claim could have a material adverse effect on our business, results of operations and financial condition. In addition, substantial,
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complex or extended litigation could cause us to incur large expenditures and divert the attention of management and other significant resources.
     If a flaw, deficiency or contamination of any of our products is discovered, even if no damage or injury occurs, we may need to recall products, and we may be liable for costs necessary to replace recalled products. Any such recall could entail substantial costs and adversely affect our reputation, sales and financial condition. We do not carry insurance against recall costs or the adverse business effect of a recall, and our product liability insurance may not cover retrofit costs if system parts are required to be modified or replaced.
     Significant existing or additional governmental regulation could subject us to unanticipated delays and costs, which would adversely affect our revenues.
     The successful implementation of our business strategy depends in part on our ability to get our products into the market as quickly as possible. Additional laws and regulations, or changes to existing laws and regulations, applicable to our business may be enacted or promulgated and the interpretation, application or enforcement of existing laws and regulations may change. We cannot predict the nature of any future laws, regulations, interpretations, applications or enforcements, or the specific effects any of these might have on our business. Any future laws, regulations, interpretations, applications, or enforcements could delay or prevent regulatory approval or clearance of our products and our ability to market our products. Moreover, if we do not comply with existing or future laws or regulations, we could be subject to the following types of enforcement actions by the FDA and other agencies:
•	Fines;

•	Injunctions;

•	Civil penalties;

•	Recalls or seizures of our products;

•	Total or partial suspension of the production of our products;

•	Withdrawal of existing approvals or premarket clearances of our products;

•	Refusal to approve or clear new applications or notices relating to our products;

•	Recommendations by the FDA that we not be allowed to enter into government contracts; and

•	Criminal prosecution.
     Throughout 2007 we expanded our Bethlehem facility to provide capacity to produce in a timely manner the quantities of isoflurane, enflurane, sevoflurane and desflurane that we may be required to deliver to our sales partners. We expect further facility expansions for our Bethlehem Facility to occur in future periods. If we are not able to obtain permits and local governmental
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approvals or if we encounter unexpected delays in obtaining such permits or approvals, our expansion may be delayed, our sales may suffer and we may not be able to meet our contractual obligation to supply product to our sales partners.
     Failure to obtain regulatory approvals for our products in the future may adversely affect our business.
     Under the provisions of the United States Food, Drug and Cosmetic Act, we must obtain clearance from the FDA prior to commercial use in the United States of some of the products that we may develop.
     Medical Devices
     The production and marketing of our real-time image guidance products and our ongoing research and development activities are subject to regulation by numerous governmental authorities in the United States and other related countries. Additionally, sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain approval for sale in foreign countries may be longer or shorter than that required for FDA approval in the United States.
     Pharmaceutical Products
     The production and marketing of our pharmaceutical products, including our conscious sedation system, are also subject to significant regulation by the FDA in the United States and by numerous foreign governmental authorities. Although we have satisfied these regulatory requirements for our current products in the United States and in the other countries in which we currently market our products, we will need to satisfy all governmental requirements before we can introduce sevoflurane, desflurane or any other new pharmaceutical products in the United States or extend the sale of our existing inhalation anesthetic products to additional foreign countries. We also must receive all necessary U.S. and foreign approvals and satisfy all other applicable governmental requirements before we may market our conscious sedation system. The time required to obtain any of these additional regulatory approvals is uncertain and we may not be able to obtain them in a timely manner, or at all.
     Manufacturing Guidelines
     Regulations regarding the manufacture and sale of our products are subject to change. We cannot predict what impact, if any, such changes may have on our business, financial condition or results of operations. Failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.
     Additionally, the time required for obtaining regulatory approval is uncertain. We may encounter delays or product rejections based upon changes in FDA policies, including cGMP, during periods of product development. We may encounter similar delays in countries outside of the United States. We may not be able to obtain these regulatory acceptances on a timely basis, or at all.
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     The failure to obtain timely regulatory acceptance of our products, any product marketing limitations, or any product withdrawal would have a material adverse effect on our business, financial condition and results of operations. In addition, before it grants approvals, the FDA or any foreign regulatory authority may impose numerous other requirements with which we must comply. Regulatory acceptance, if granted, may include significant limitations on the indicated uses for which the product may be marketed. FDA enforcement policy strictly prohibits the marketing of accepted products for unapproved uses. Product acceptance could be withdrawn, or civil or criminal sanctions could be imposed, for our failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.
     The third party manufacturers and suppliers that we depend on to manufacture our products are required to adhere to FDA regulations regarding cGMP and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries. If we fail to comply with regulatory requirements, including marketing or promoting products for unapproved uses, we could be subject, among other things, to the enforcement actions discussed above under the risk factor entitled “Significant additional governmental regulation could subject us to unanticipated delays and costs, which would adversely affect our revenues.”
     Some material changes to medical devices are also subject to FDA review and acceptance. Delays in receipt of, or failure to obtain, acceptances, or the loss of previously obtained acceptances, or failure to comply with existing or future U.S. or foreign regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.
     We may not be able to expand or enhance our existing product lines with new products limiting our ability to grow our company.
     If we are not successful in the development and introduction of new products, our ability to grow our company will be impeded. We may not be able to identify products to enhance or expand our existing product lines. Even if we can identify potential products, our investment in research and development might be significant before we could bring the products to market. Moreover, even if we identify a potential product and expend significant dollars on development, we may never be able to successfully bring the product to market or achieve market acceptance for such product. As a result, we may never recover our expenses. Furthermore, our attention to developing, introducing and producing new products may divert resources and impede our ability to produce, market and sell our existing products.
     We are subject to environmental regulations, and any failure to comply may result in substantial fines and sanctions.
     Our operations are subject to United States and international environmental laws and regulations governing, among other things, emissions to air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of raw materials, waste and other materials. Many of these laws and regulations provide for substantial fines and criminal
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sanctions for violations. Generally, the operation of an inhalant pharmaceutical manufacturing plant and the handling of specialty raw materials entail risks of failure to comply with many regulatory requirements. We believe that we are and have been operating our businesses and facilities in a manner that complies in all material respects with environmental, health and safety laws and regulations; however, we may incur material costs or liabilities if we fail to operate in full compliance. We do not maintain environmental damage insurance coverage with respect to the products which we manufacture.
     We may have to make significant expenditures in the future to comply with evolving environmental, health and safety requirements, including new requirements that may be adopted or imposed. To meet changing licensing and regulatory standards, we may have to make significant additional site or operational modifications that could involve substantial expenditures or reduction or suspension of some of our operations. We cannot be certain that we have identified all environmental and health and safety matters affecting our activities and in the future our environmental, health and safety problems, and the costs to remediate them, may be materially greater than we expect.
     Future acquisitions may divert the attention of management and may involve risk of undisclosed liabilities.
     We may from time to time pursue acquisitions that we believe complement our existing operations. Growth by acquisition involves risks that could adversely affect our business, including the diversion of management time from operations to pursue and complete acquisitions, and difficulties in integrating additional operations and personnel of acquired companies. In addition, any future acquisitions could result in significant costs, the incurrence of additional indebtedness or issuance of equity securities to fund the acquisition, and contingent or undisclosed liabilities, all of which could materially adversely affect our business, financial condition and results of operations.
     In connection with any future acquisition, we generally will seek to minimize the impact of contingent and undisclosed liabilities by obtaining indemnities and warranties from the seller that may be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to their limited scope, amount or duration, the financial limitations of the indemnitor or warrantor, or other reasons.
     We became public by means of a reverse merger, and as a result we are subject to the risks associated with the prior activities of the public company.
     Additional risks may exist because we became public through a “reverse merger” with a shell corporation that did not have significant recent operations or assets at the time of the reverse merger, but which had operations in the past. The shell corporation, Technology Acquisition Corporation, was a development stage company from the time of its inception until the time of the merger on December 16, 2004. From time to time the shell corporation engaged in a number of businesses, including oil and gas exploration, marketing of a waste management system, and marketing of a water oxygenating system. For approximately 18 months prior to the
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merger, the shell corporation had no business operations. Although we performed a due diligence review of the public company, we may still be exposed to undisclosed liabilities resulting from the prior operations of our company and we could incur losses, damages or other costs as a result.
     We will need to make additional investments in financial processes and staffing in order to ensure that our internal controls over financial reporting are effective.
     Section 404 of the Sarbanes-Oxley Act of 2002 requires management to assess its internal controls over financial reporting and requires auditors to attest to that assessment. As of December 31, 2007, we determined that our internal controls over financial reporting had several material weaknesses, which we will need to correct in future periods, requiring us to invest additional resources in financial processes and staffing. Current regulations of the Securities and Exchange Commission, or SEC, will require us to include this assessment in our future annual reports from now on. An independent attestation of the internal control over financial reporting will be required for our annual report for the year ended December 31, 2008 or 2009, depending upon the determination as to whether or not the Company will be considered an accelerated filer upon measuring its non-affiliated public float at June 30, 2008.
     Risks Related to the Notes
     To service our debt, we will require a significant amount of cash, which depends on many factors beyond our control.
     Our ability to make payments on and to finance our debt, including the Notes, will depend on our ability to generate cash through profitable operations or other financings, and there is no assurance we can do so. In addition, we may incur additional indebtedness in the future under the terms of the Purchase Agreement without repayment of the Notes. If new indebtedness is incurred, the related risks that we now face could intensify. Our ability to make required payments on the Notes and to satisfy any other indebtedness will depend upon our future operating performance and our ability to obtain additional debt or equity financing.
     We have not obtained consent to file the Mortgage and Security Agreement from the lenders of the PIDA Loan and the MELF Loan.
     We currently have a mortgage encumbering our property in Bethlehem, Pennsylvania securing the PIDA Loan and a lien on certain tanks located at our Bethlehem facility securing the MELF Loan. The terms of those loans require the consent of the respective lender before we can grant a subordinate security interest in the assets covered by each lien. We have not been granted that consent. As a result, we will be in default under the terms of those Loans. The holders of the MELF Loans and/or the PIDA Loans could accelerate our indebtedness to them and require us to pay them in full. If we are not able to pay them at that time, they could enforce their rights against the collateral in which they hold a security interest.
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     The Notes are not protected by restrictive covenants.
     The Notes provide for only limited financial or operating covenants.
     We may be required to repurchase the Notes upon a repurchase event.
     You may require us to repurchase all or any portion of your Notes upon a certain event, such as a change of control or suspension of trading of our Common Stock, and we may not have sufficient cash funds to repurchase the Notes.
     Risks Related to Our Intellectual Property
     If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.
     Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own 14 U.S. patents and numerous foreign counterparts related to our products, we will need to pursue additional protections for our intellectual property as we develop new products and enhance existing products. We may not be able to obtain appropriate protections for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.
     If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.
     We also rely on trade secrets and contract law to protect some of our proprietary technology. We have entered into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our unpatented trade secrets and know-how.
     Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.
     The following is a list of the important patents and patent applications that protect our products, the expiration dates for the patents that have been granted and the expiration dates for additional patents that we have applied for, assuming the patents are granted.
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     Existing U.S. patents:

Patent
Number	Title	Filing Date	Expiration Date

5,810,841	ENERGY GUIDED APPARATUS AND METHOD	5/20/1997	5/20/2017
5,969,193	METHOD FOR THE PREPARATION OF SEVOFLURANE	8/18/1997	8/18/2017
6,036,639	LARYNGOSCOPE HAVING LOW MAGNETIC SUSCEPTIBILITY	4/11/1997	4/11/2017
6,096,049	LIGHT GUIDING DEVICE AND METHOD	7/27/1998	7/27/2018
6,200,274	REMOVABLE NEEDLE RULE	7/7/1998	7/7/2018
6,264,618	SAMPLING DEVICE AND METHOD OF RETRIEVING A SAMPLE	1/28/2000	1/28/2020
6,297,502	ALIGNMENT VERIFICATION DEVICE AND METHOD OF USING THE SAME WITH A VISUAL LIGHT BEAM AND AN X-RAY	5/29/1998	5/29/2018
6,283,125	STERILE DRAPE	11/19/1998	11/19/2018
6,444,358	LARYNGOSCOPE HAVING LOW MAGNETIC SUSCEPTIBILITY	3/10/2000	3/10/2020
6,679,267	STERILE DRAPE	8/31/2001	8/31/2021
6,694,169	TARGETING SYSTEM AND METHOD OF TARGETING	2/22/2001	2/22/2021
6,829,500	METHOD AND DEVICE FOR DETERMINING ACCESS TO A SUBSURFACE TARGET	6/15/1999	6/15/2019
10/644,500	METHOD FOR THE PREPARATION OF SEVOFLURANE	8/20/2003	8/20/2023
11/098,243	REMOVAL OF CARBON DIOXIDE AND CARBON MONOXIDE FROM PATIENT EXPIRED GAS DURING ANESTHESIA	4/4/2005	4/4/2025
     Pending U.S. patent applications:

Application			Expiration Date
Number	Title	Filing Date	Assuming Issuance

10/272,794	DRUG DELIVERY SYSTEM FOR CONSCIOUS SEDATION	10/17/2002	10/17/2022
10/977,759	TARGETING SYSTEM AND METHOD OF TARGETING	10/29/2004	10/29/2024
11/281,294	METHOD FOR THE PREPARATION OF SEVOFLURANE	11/17/2005	11/17/2025
11/281,293	PROCESS FOR PRODUCTION OF 1,2,2,2 — TETRAFLUORO ETHYL DIFLUORO METHYL ETHER	11/17/2005	11/17/2025
11/406,480	PREPARATION OF SEVOFLURANE WITH NEGLIGIBLE WATER CONTENT	4/18/2006	4/18/2026
     In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. In addition, as of January 1996, all inventors who work outside of the United States are able to establish a date of invention on the same basis as those working in the United States. This change could adversely affect our ability to prevail in a priority of invention dispute with a third party located or doing work outside of the United States. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.
     We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights, or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.
     If we infringe on the rights of third parties, we may not be able to sell our products, and we may have to defend against litigation and pay damages.
     If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.
     If our trademarks and trade names are not adequately protected, we may not be able to build brand loyalty and our sales and revenues may suffer.
     Our registered or unregistered trademarks or trade names, including but not limited to Sabre SourceTM, Light SabreTM, SereneTM, SojournTM, TerrellTM and AttaneTM may be challenged, cancelled, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build brand loyalty. Over the long term, if we are unable to establish a brand based on our trademarks and trade names, then we may not be able to compete effectively and our sales and revenues may suffer.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

     Risks Related to this Offering
     Notes purchased in this offering are subject to restrictions which may limit your ability to transfer such shares and liquidate your investment.
     In connection with your purchase of Notes in this offering, you will be required to represent and warrant that you:
•	are acquiring the Notes for investment and not with a view to distribution or resale;
•	understand that you must bear the economic risk of an investment in our Notes for an indefinite period of time because the Notes and the shares of Common Stock issuable upon conversion of the Notes have not been registered with the SEC or any state or other governmental agency, and
•	understand and agree that the Notes and shares of Common Stock issuable upon conversion of the Notes may not be transferred or sold unless the Notes and/or the shares of Common Stock issuable upon conversion of the Notes are registered or an exemption from such registration is available.
     You will be prohibited from transferring the Notes purchased in this offering (or shares of our Common Stock issuable upon conversion of the Notes) if such transfer would violate the Securities Act or any other applicable federal or state securities laws, rules or regulations. You may be prohibited from transferring the Notes purchased in the offering (or shares of our Common Stock issuable upon conversion of the Notes) in the event that a registration statement to be filed by us under the Purchase Agreement is not declared effective by the SEC. In addition, you may be prevented from transferring such shares pursuant to such registration statement if there is a delay in achieving the effectiveness of the registration statement, if the SEC imposes a stop order with respect to the registration statement, or we invoke our right to delay or suspend the effectiveness of the registration statement.
     The offering price of our Notes should not be regarded as an indication of any future market price of our Common Stock, which could decline.
     The offering price of the Notes offered hereby has been determined by us and the Placement Agent based on a number of factors, such as an assessment of our management, our present operations and our earnings prospects, the present state of our development, the general condition of the securities markets at the time of the offering and the price of our Common Stock on the American Stock Exchange at the time of the offering. The price of the Notes offered hereby should not be regarded as an indication of any future market price for shares of our Common Stock.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Risks Related to the Securities Market and Ownership of our Common Stock
     We cannot assure you that our stock price will not decline.
     The market price of our Common Stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:
•	quarterly variations in our operating results;
•	changes in revenue or earnings estimates or publication of research reports by analysts;
•	failure to meet analysts’ revenue or earnings estimates;
•	speculation in the press or investment community;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	actions by institutional or mutual fund stockholders;
•	domestic and international economic factors unrelated to our performance.
•	our failure to achieve and maintain profitability;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;
•	the loss of major customers or product or component suppliers;
•	the loss of significant partnering relationships;
•	product liability lawsuits or product recalls; and
•	general market, political and economic conditions.
     In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.
     The stock markets in general, and the markets for technology stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

     Our Common Stock is thinly traded and thus the market price of our Common Stock is particularly sensitive to trading volume.
     Our Common Stock is traded on the American Stock Exchange. Our low trading volume has historically resulted in substantial volatility in the market price of our Common Stock, and may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. In addition, due to the relatively low volume of trading in our Common Stock, our stockholders may not be able to purchase or sell our Common Stock, particularly large blocks of Common Stock, as quickly and as inexpensively as if the trading volume were higher. The sale of a significant position in Common Stock by a large stockholder also may lead to a decline in the price of our Common Stock.
     Shares eligible for sale in the future could negatively affect our stock price.
     The market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of April 25, 2008, we had outstanding 48,872,792 shares of our Common Stock, of which 48,192,505 shares are freely tradeable or covered by a current registration statement. The remaining 680,287 shares of our Common Stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act). These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.
     As of April 25, 2008, there were an aggregate of 5,871,911 shares of our Common Stock issuable upon exercise of outstanding stock options under our stock option plans. In addition, there were 2,063,750 shares of our Common Stock issuable upon exercise of stock options which were granted to David DiGiacinto, our President and Chief Operating Officer, which are contingent upon a stockholder vote to expand our option pool. As of April 25, 2008, this vote had not yet occurred. As of April 25, 2008, the Company had 10,273,835 shares of our Common Stock which are issuable upon the conversion of warrants, of which 7,065,408 shares are freely tradable or covered by a current registration statement and 3,208,427 shares are currently in the process of being registered on a Form S-3 for public resale. We may register additional shares in the future in connection with acquisitions, compensation or otherwise. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.
     We have a concentration of stock ownership and control, and a small number of stockholders have the ability to exert significant control in matters requiring stockholder vote and may have interests that conflict with yours.
     Our Common Stock ownership is highly concentrated. As of April 25, 2008, 4,247,991 shares of Common Stock or 8.4% of outstanding were beneficial owned by Officers and Directors, while, based on filings with the SEC through April 25, 2008, 18,474,384 shares of our Common Stock or 34.4% of outstanding were beneficially owned by holders which each hold
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

     10.0% or more. As a result, a relatively small number of stockholders, acting together, have the ability to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our Common Stock. In deciding how to vote on such matters, those stockholders’ interests may conflict with yours.
     Any projections which we are providing are based on estimates and assumptions and are speculative. Actual results may vary materially and adversely from those projections.
     Any projections we are providing to potential investors, including forecasted revenue for 2008 through 2010, estimated EBITDA margin range for 2008 and our projection that our high capital expenditures in 2007 will reduce capital spending in 2008 and beyond, are based upon a number of estimates and assumptions. Although these estimates and assumptions are considered reasonable by our Company’s management as of the date of this offering memorandum, they inherently are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, and are based upon specific assumptions with respect to future business decisions, some of which will change. Projections are necessarily speculative in nature, and it can be expected that one or more of these assumptions in the projections will not materialize or will vary significantly from actual results, and such variances are likely to increase over time. Accordingly, actual results achieved during the periods covered will vary from the financial projections, which variations may be material and adverse. Our company does not intend to update or revise any projections.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

USE OF PROCEEDS
     We intend to sell $40,000,000 aggregate principal amount of the 8% Senior Secured Convertible Notes at 100% of the principal amount of the Notes. The closing sale price of our Common Stock on April 25, 2008 as quoted on the American Stock Market was $2.27
     We intend to use the net proceeds from this offering (after deduction of the Placement Agent’s fees and estimated expenses payable by us in connection with this offering) for retiring approximately $15 million of indebtedness previously incurred by the us and owed to Laminar Direct Capital L.P., with the balance to be applied to general corporate purposes such as            working capital and capital expenditures. We will retain broad discretion over the use of the net proceeds of the offering.
     We believe that the net proceeds of this offering, together with our current cash, cash equivalents, expected cash flow from operations and anticipated short term secured financing, if available, up to aggregate principal amount of $10 million entered into in the ordinary course, to fund working capital requirements to support our sales growth, will be sufficient to meet our capital requirements for the foreseeable future. Pending such uses, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities or as otherwise pursuant to our customary investment policies.

FINANCIAL FORECASTS
2008 and Beyond
•	Proceeds from the financing expected to take Company to cash flow positive status

•	EBITDA margin expected to be positive in 2008

•	High capital expenditure spend in 2007 will significantly reduce capital spending in 2008 and beyond

Revenue Drivers / Assumptions
■ Revenue drivers:
■	2008: New Sevoflurane approvals in both U.S. and international markets

■	2009: Entry into European market with Sevoflurane and U.S. approval of Desflurane

■	2010: Entry into market for conscious sedation
■ Estimated EBITDA margin of 17% to 22% for 2008

     We provide EBITDA (earnings before interest expense, taxes, depreciation, amortization and other non-cash items) and CAGR (compound annual growth rate) information, which are not terms recognized under generally accepted accounting principles, as guides to the operating performance of the Company. Stock based compensation is included in non-cash items for the purpose of calculating EBITDA. EBITDA and CAGR, as calculated by the Company, may not be comparable to calculations of similarly titled items reported by other companies.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

CAPITALIZATION
     The following table sets forth our capitalization showing potential shares of Common Stock issuable and authorized shares of Common Stock as of December 31, 2007 on an adjusted basis. Our Common Stock is traded on the American Stock Exchange and prices are quoted under the symbol “BUF.” You should read this table in conjunction with (1) the “Management’s Discussion and Analysis or Plan of Operation” set forth in our Annual Report on Form 10-KSB for the year ended December 31, 2007, and (2) our audited financial statements contained in our Form 10-KSB for the year ended December 31, 2007. This table will be updated by supplement before the closing of the offering.
     ($ in millions)

	Adjusted	Adjusted
	12/31/07(1)	12/31/07(1)(2)
Cash & Cash Equivalents	$0.2	$20.5

Debt New Convertible Notes	0.0	40.0
Laminar Debt Facility	15.0	0.0
Current Portion of Long Term Debt	0.2	0.2
Other Long Term Debt	1.7	1.7

Total Debt	16.9	41.9

Shareholders’ Equity
Number of authorized shares of Common Stock	100,000,000	100,000,000
Outstanding shares of Common Stock	48,876,792	48,876,792
Number of authorized shares of preferred stock	5,000,000	5,000,000
Outstanding shares of preferred stock	0	0
Potential shares of Common Stock from convertible offering:	0
Warrants	10,273,835	10,273,835
Stock options	5,867,911	5,867,911
Contingent stock options (pending stockholder approval)	2,063,750	2,063,750

Total potential shares of Common Stock	67,082,288
Total Shareholders’ Equity	19.1	19.1

Total Capitalization	$36.0	$61.0
     Note: Capitalization table is pro forma for prepayment of Laminar Direct Capital L.P. term loan, entered February 7, 2008
     (1) Adjusted to include $15.0 million of Laminar Direct Capital L.P. debt, 3,208,427 warrants associated with the Laminar transaction, and the grant of 2,063,750 and 175,000 options to David DiGiacinto and Charles Trego, respectively, the issuance of an aggregate of 909,000 options, the exercise of an aggregate of 41,500 options, the forfeiture of an aggregate of 129,000 options and the exercise of an aggregate of 146,490 warrants between January 1, 2008 and April 25, 2008 and excludes $6.0 million of demand notes payable due to a bank.
     (2) Adjusted to include the impact of issuing convertible notes. Cash proceeds are net of fees, prepayment of Laminar debt and $750,000 prepayment penalty and expenses.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

     The following table sets forth the highest and lowest closing sale prices for our Common Stock during the periods indicated, as quoted on the American Stock Exchange:
          Quarterly Period (or portion thereof)

	High ($)	Low ($)

First Quarter FY 2006, ended March 31, 2006	2.75	1.55

Second Quarter FY 2006, ended June 30, 2006	4.60	2.25

Third Quarter FY 2006 ended September 30, 2006	4.25	3.40

Fourth Quarter FY 2006, ended December 31, 2006	5.89	3.52

First Quarter FY 2007, ended March 31, 2006	5.83	4.63

Second Quarter FY 2007, ended June 30, 2007	6.55	4.82

Third Quarter FY 2007, ended September 30, 2007	5.99	4.43

Fourth Quarter FY 2007, ended December 31, 2007	5.08	2.19

First Quarter FY 2008, ended March 31, 2008	3.21	1.85

Second Quarter FY 2008, ended June 30, 2008 (through May 2, 2008)	2.50	2.16
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Exhibit 1
Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Exhibit 2
Form of Purchase Agreement

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM